SensaSure Technologies Inc.
4730 S. FORT APACHE ROAD
SUITE 300
LAS VEGAS, NEVADA 89147

SCAN TO VIEW MATERIALS & VOTE

VOTE IN PERSON
You may vote in person at the meeting. At the meeting, you will need to request a ballot to vote these shares. To obtain directions to the location of the meeting of stockholders, please call **1-800-690-6903.**

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38107-S87334 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SENSASURE TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	The approval of the amended and restated articles of incorporation of SensaSure Technologies Inc., a Nevada corporation ("SSTC"), to, among other modifications, (a) increase the number of shares of capital stock which SSTC is authorized to issue to 2,000,000,000 shares, (b) authorize the issuance of up to 150,000,000 shares of "blank check" preferred stock, the rights, preferences and privileges of which may be designated from time to time by the board of directors of SSTC, and (c) provide that special meetings of stockholders may be called only by the board of directors of SSTC, effective prior to the effective time of the merger, (the "Merger"), of Formation Minerals, Inc., a Nevada corporation and a direct, wholly owned subsidiary of SSTC, with and into Verde Bio Holdings, Inc., a Nevada corporation, as further described in the accompanying proxy statement (the "Articles of Incorporation A&R Proposal").	☐	☐	☐
2.	The approval of the name change of SSTC following the Merger when and as determined by the board of directors of SSTC to "Formation Minerals, Inc." (the "Name Change Proposal" and together with the Articles of Incorporation A&R Proposal, the "Articles of Incorporation Amendment Proposals").	☐	☐	☐
3.	The approval of the adjournment of the SSTC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Articles of Incorporation Amendment Proposal, if there are insufficient votes at the time of such adjournment to approve either Articles of Incorporation Amendment Proposal.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXY, IN HIS DISCRETION, IS AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE INDIVIDUALS SIGNATORY HERETO ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SensaSure Technologies Inc.

SENSASURE TECHNOLOGIES, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT THE OFFICES OF
SULLIVAN & WORCESTER LLP
1633 BROADWAY, NEW YORK, NEW YORK 10019
ON MAY 9, 2024 AT 10:00 AM, EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Special Meeting of Stockholders of SensaSure Technologies, Inc. will address the following items of business:

1. The approval of the amended and restated articles of incorporation of SensaSure Technologies Inc., a Nevada corporation ("SSTC"), to, among other modifications, (a) increase the number of shares of capital stock which SSTC is authorized to issue to 2,000,000,000 shares, (b) authorize the issuance of up to 150,000,000 shares of "blank check" preferred stock, the rights, preferences and privileges of which may be designated from time to time by the board of directors of SSTC, and (c) provide that special meetings of stockholders may be called only by the board of directors of SSTC, effective prior to the effective time of the merger, (the "Merger"), of Formation Minerals, Inc., a Nevada corporation and a direct, wholly owned subsidiary of SSTC, with and into Verde Bio Holdings, Inc., a Nevada corporation, as further described in the accompanying proxy statement (the "Articles of Incorporation A&R Proposal").

2. The approval of the name change of SSTC following the Merger when and as determined by the board of directors of SSTC to "Formation Minerals, Inc." (the "Name Change Proposal" and together with the Articles of Incorporation A&R Proposal, the "Articles of Incorporation Amendment Proposals").

3. The approval of the adjournment of the SSTC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of either Articles of Incorporation Amendment Proposal, if there are insufficient votes at the time of such adjournment to approve either Articles of Incorporation Amendment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

V38108-S87334

SensaSure Technologies Inc.

SENSASURE TECHNOLOGIES, INC.
SPECIAL MEETING OF STOCKHOLDERS
May 9, 2024, 10:00 A.M., Eastern Time

Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the Special Meeting of Stockholders of SensaSure Technologies, Inc. (the "Company"), including the Company's joint proxy statement/prospectus, are available on the internet. To view the proxy materials or authorize your proxy by internet, by telephone or by mail, please follow the instructions on the reverse side hereof.

The stockholder(s) hereby appoint(s) James D. Hiza, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, par value $0.01 per share, of SENSASURE TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at the offices of Sullivan & Worcester LLP at 1633 Broadway, New York, New York 10019, on May 9, 2024, at 10:00 a.m., Eastern time, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the joint proxy statement/prospectus, which includes the notice of this Special Meeting of Stockholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXY, IN HIS DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side